Exhibit 99.1

Joint Filer Information

Form 3

Designated Filer: CapGen Capital Group II LP

Other Joint Filers (names and addresses):

CapGen Capital Group II LLC

c/o CapGen Capital Group II LP

280 Park Avenue

40th Floor West, Suite 401

New York, New York 10017

Mr. Eugene A. Ludwig

c/o CapGen Capital Group II LP

280 Park Avenue

40th Floor West, Suite 401

New York, New York 10017

Date of Event Requiring Statement: January 14, 2009

Issuer Name and Ticker or Trading Symbol: PacWest Bancorp (PACW)

Signatures:

CAPGEN CAPITAL GROUP II LP

By:	CAPGEN CAPITAL GROUP II LLC,
its general partner

By:	/s/ Eugene A. Ludwig
Name: Eugene A. Ludwig
Title: Managing Member

CAPGEN CAPITAL GROUP II LLC

By:	/s/ Eugene A. Ludwig
Name: Eugene A. Ludwig
Title: Managing Member

EUGENE A. LUDWIG

By:	/s/ Eugene A. Ludwig
Name: Eugene A. Ludwig